UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):    June 13, 2022
BENSON HILL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39835	85-3374823
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1001 North Warson Rd.
St. Louis, Missouri 63132
(Address of principal executive offices)
(314) 222-8218
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock, $0.0001 par value	BHIL	The New York Stock Exchange
Warrants exercisable for one share of common stock at an exercise price of $11.50	BHIL WS	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Benson Hill, Inc. (the “Company”) held its Annual Meeting of Stockholders on June 13, 2022 (the “Annual Meeting”). At the Annual Meeting, stockholders voted on the following proposal and cast their votes as described below.

Proposal No. 1    Election of Directors.

The stockholders elected all of the director nominees to the Company's Board of Directors, to serve until the Company's next annual meeting of stockholders or until their respective successors are duly elected and qualified.

Nominees	For	Against	Abstain	Broker Non-Votes
DeAnn Brunts	102,851,756	145,762	7,436	34,390,663
Matthew B. Crisp	102,859,908	140,769	4,277	34,390,663
J. Stephan Dolezalek	102,856,032	139,582	9,340	34,390,663
Adrienne Elsner	102,700,416	295,219	9,319	34,390,663
Daniel Jacobi	102,846,447	149,167	9,340	34,390,663
David J. Lee	102,859,500	137,977	7,477	34,390,663
Molly Montgomery	102,852,857	142,798	9,299	34,390,663
Craig Rohr	102,843,848	151,766	9,340	34,390,663
Linda Whitley-Taylor	102,849,072	146,563	9,319	34,390,663

Proposal No. 2    Ratification of Appointment of Independent Registered Public Accounting Firm.

The stockholders ratified the appointment of the firm Ernst & Young, LLP as the Company's independent registered public accounting firm for the year ended December 31, 2021.

For	Against	Abstain
136,470,541	900,949	24,127

Proposal No. 3    Approval of the Benson Hill, Inc. 2022 Employee Stock Purchase Plan.

The stockholders approved the Benson Hill, Inc. 2022 Employee Stock Purchase Plan.

For	Against	Abstain	Broker Non-Votes
102,704,987	288,321	11,646	34,390,663

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BENSON HILL, INC.

By:	/s/ Dean Freeman
Dean Freeman
Chief Financial Officer
Date: June 13, 2022